EXHIBIT 99.1

801 Brickell Avenue, Suite 900

Miami, Florida 33131

305-789-6677

March 30, 2017

ADAR BAYS LLC

RE:  Retraction Letter to ADAR BAYS, LLC

Gentlemen:

On October 15, 2015, Puget Technologies, Inc. *(“Puget”) filed a letter that accused ADAR BAYS, LLC (“Adar”) and its attorneys of fraud and other wrongdoings, including the payment of what was styled as “huge commissions” to unlicensed persons in connection with a loan transaction, and otherwise conspiring with other lenders to defraud and extort moneys from Puget.  The allegations with respect to Adar and its attorneys in that letter, styled as a Civil Theft Letter, were incorrect. Adar and its attorneys did nothing improper, and by this filing Puget wishes to correct the record by completely retracting those statements.

Kindly acknowledge your receipt and acceptance of this letter in the space provided below.

                                                Sincerely,

                                                 PUGET TECHONOLOGIES, INC.

                                                   __________________________

                                                    THOMAS M JASPERS, CFO

                                                  ___________________________

                                                 HERMANN BURCKHARDT, CEO

RECEIVED AND ACCEPTED  BY ADAR BAYS, LLC

BY:  _____________________

 DATE:  __________________